Exhibit 10.34

FORM OF JAGUAR ANIMAL HEALTH, INC. JUNE/2014 CONVERTIBLE NOTE EXERCISE AMENDMENT

WHEREAS, pursuant to a June 2, 2014 Convertible Note Purchase Agreement (the “Purchase Agreement”), Jaguar Animal Health, Inc., a Delaware corporation (the “Company”) issued to the undersigned holder (“Holder”) a Convertible Promissory Note (“Note”);

WHEREAS, Holder and the Company desire to amend (x) the conversion price under Section 4 of all Notes issued to all holders pursuant to the Purchase Agreement (the “Notes”) and (y) the “Maturity Date” under all Notes issued to all holders pursuant to the Purchase Agreement (the “Notes”), both to facilitate the “Company’s IPO” (as defined below);

WHEREAS, Section 12 of the Notes provides that any term of all Notes issued pursuant to the Purchase Agreement may be amended (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and registered Majority Holders (as defined under the Notes);

NOW THEREFORE, the undersigned Holder and the Company hereby agree to amend Section 4 (Conversion) in its entirety and the first sentence of Section 1 (Maturity) under the Notes, to read in their entirety as follows in accordance with and subject to Section 12 of the Notes (all counterparts to this Amendment being deemed one and the same instrument):

1.              “Maturity; Payment.  If not sooner paid or converted according to the terms hereof, the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable in full immediately upon written demand of the “Majority Holders” after June 30, 2015 (the “Maturity Date”).

4.              “Conversion Upon IPO.

(a)                                 Subject to Section 5, upon the closing of the sale of shares of Common Stock of the Company (the “Common Stock”) to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Company IPO”) on, or before, June 30, 2015, the outstanding principal amount under this Note shall automatically convert into the Company’s Common Stock into that number of fully paid and nonassessable shares of the Company’s Common Stock determined by dividing all of the unpaid principal due on this Note as of the date of the Company IPO by $5.60, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares.”

(b)                                 Subject to Section 5, if the Company has not consummated a Company IPO on, or before, June 30, 2015, then all principal then outstanding under this Note shall automatically convert into the Company’s Common Stock into that number of fully paid and nonassessable shares of the Company’s Common Stock determined by dividing all of the unpaid principal due on this Note as of the date of the Company IPO by $2.696, as adjusted for any dividends, stock splits, recapitalizations, reclassifications, or combination of shares.”

The undersigned have executed this Convertible Note Exercise Amendment effective as of March       , 2015.

Holder:

(Print Name)

By:
(Signature)

(Print Name and Title)

Company

By:
(Signature)

(Print Name and Title)